Exhibit 10.4

CALLAWAY GOLF COMPANY

2021 EMPLOYMENT INDUCEMENT PLAN

SECTION 1. PURPOSES OF THE PLAN

The Callaway Golf Company 2021 Employment Inducement Plan (the “Plan”) is established to (a) promote the long-term interests of Callaway Golf Company (the “Company”) and its shareholders by strengthening the Company’s ability to attract and retain Eligible Individuals who will provide valuable services to the Company, (b) encourage such Eligible Individuals to hold an equity interest in the Company and (c) enhance the mutuality of interest between such Eligible Individuals and shareholders in improving the value of the Company’s common stock. The Plan seeks to promote the highest level of performance by providing an economic interest in the long-term performance of the Company. Only Eligible Individuals may receive Awards under the Plan.

SECTION 2. DEFINITIONS

As used in the Plan:

“Acquisition Price” means the fair market value of the securities, cash or other property, or any combination thereof, receivable upon consummation of a Change in Control in respect of a share of Common Stock.

“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, dividend equivalent, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time under the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means the following and shall be deemed to occur if any of the following events occurs:

(a) Any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding the Company and its subsidiaries and any employee benefit or stock ownership plan of the Company or its subsidiaries and also excluding an underwriter or underwriting syndicate that has acquired the Company’s securities solely in connection with a public offering thereof (such person, entity or group being referred to herein as a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(b) Individuals who, as of the Effective Date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any individual who becomes a director after the Effective Date hereof whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 20% or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual’s election or nomination for election by the Company’s shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

(c) Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company’s assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation, other than:

(i) a reorganization or merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 50% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

(ii) a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

(d) Approval by the shareholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation or dissolution of the Company.

If required for purposes of compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A and the regulations thereunder.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, including any applicable regulations and guidance thereunder.

“Committee” has the meaning set forth in Section 3.1.

“Common Stock” means the common stock, $0.01 par value, of the Company.

“Company” means Callaway Golf Company, a Delaware corporation.

“Effective Date” has the meaning set forth in Section 15.2.

“Eligible Individual” means any prospective employee who is commencing employment with the Company or a Related Company, or is being rehired following a bona fide period interruption of employment by the Company or a Related Company, if he or she is granted an Award in connection with his or her commencement of employment with the Company or a Related Company and such grant is an inducement material to his or her entering into employment with the Company or a Related Company (within the meaning of New York Stock Exchange Rule 303A.08 or any successor rule, if the Company’s securities are traded on the New York Stock Exchange, and/or the applicable requirements of any other established stock exchange on which the Company’s securities are traded, as applicable, as such rules and requirements may be amended from time to time). Notwithstanding the foregoing, if the Company’s securities are traded on the Nasdaq Stock Market, an “Eligible Individual” shall not include any prospective employee who has previously been an employee or director of the Company unless following a bona fide period of non-employment by the Company or a Related Company. The Committee may in its discretion adopt procedures from time to time to ensure that a prospective employee is eligible to participate in the Plan prior to the granting of any Awards to such individual under the Plan (including without limitation a requirement that each such prospective employee certify to the Company prior to the receipt of an Award under the Plan that he or she has had a bona fide period of interruption of employment, and that the grant of Awards under the Plan is an inducement material to his or her agreement to enter into employment with the Company or a Related Company).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, as of any given date, the closing price for the Common Stock on the New York Stock Exchange during regular session trading for a single trading day as reported for such day in The Wall Street Journal or other reliable source. If no reported price for the Common Stock exists for the applicable trading day, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value for such date of determination.

“Incentive Stock Option” means an Option that is intended to be, and that qualifies as, an “incentive stock option” as that term is defined in Section 422 of the Code or any successor provision.

“Independent Director” shall mean a director of the Company who is not an employee of the Company and who qualifies as “independent” within the meaning of New York Stock Exchange Rule 303A.02, or any successor rule, if the Company’s securities are traded on the New York Stock Exchange, and/or the applicable requirements of any other established stock exchange on which the Company’s securities are traded, as applicable, as such rules and requirements may be amended from time to time.

“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7. Any Option granted under the Plan shall be a Nonqualified Stock Option.

“Participant” means any Eligible Individual to whom an Award is granted.

“Performance Share” has the meaning set forth in Section 10.1.

“Performance Unit” has the meaning set forth in Section 10.2.

“Plan” means this Callaway Golf Company 2021 Employment Inducement Plan, as amended from time to time.

“Related Company” means (a) any entity that directly or indirectly controls, or is controlled by, or is under common control with, the Company or (b) any entity in which the Company has a significant equity interest, as determined by the Committee.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Committee.

“Restricted Stock Unit” means an Award granted under Section 9 denominated in units of Common Stock.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” has the meaning set forth in Section 8.1.

“Successor Company” means the surviving company, the successor company or its parent, as applicable, in connection with a Change in Control.

“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, disability or retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Committee, whose determinations shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between Related Companies, or between the Company and any Related Company, shall not be considered a Termination of Service for purposes of an Award. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.

SECTION 3. ADMINISTRATION

3.1	Administration of the Plan

The Plan shall be administered by the Compensation and Management Succession Committee of the Board, or any successor thereto (the “Committee”). Each member of the Committee shall be both an Independent Director and a “nonemployee director” (as defined in the regulations promulgated under Section 16 of the Exchange Act). The Committee shall have full power and authority, subject to such resolutions not inconsistent with the provisions of the Plan or applicable law as may from time to time be adopted by the Board, to (a) interpret and administer the Plan and any instrument or agreement entered into under the Plan, (b) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, and (c) make any determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding. Notwithstanding anything to the contrary provided herein, Awards under the Plan shall be approved by (i) the Committee, which shall be comprised solely of Independent Directors, or (ii) a majority of the Company’s Independent Directors. Members of the Committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. Additionally, each of the individuals constituting the “Committee” shall be an Independent Director.

3.2	Administration and Interpretation by Committee

Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or the Committee to (a) adopt procedures from time to time intended to ensure that an individual is an Eligible Individual prior to the granting of any Awards to such individual under the Plan (including without limitation a requirement, if any, that each such individual certify to the Company prior to the receipt of an Award under the Plan that he or she has not been previously employed by the Company or a Related Company, or if previously employed, has had a bona fide period of nonemployment, and that the grant of Awards under the Plan is an inducement material to his or her agreement to enter into employment with the Company or a Related Company); (b) select the Eligible Individuals to whom Awards may from time to time be granted under the Plan; (c) determine the type or types of Award to be granted to each Participant under the Plan; (d) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (e) determine the terms and conditions of any Award granted under the Plan; (f) approve the forms of agreements for use under the Plan; (g) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (h) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (i) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (j) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (k) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder, and any Eligible Individual.

3.3	Actions Required Upon Grant of Award

Following the issuance of any Award under the Plan, the Company shall, in accordance with the listing requirements of the applicable securities exchange, (a) promptly issue a press release disclosing the material terms of the grant, including the recipient(s) of the grant and the number of shares involved and (b) notify the applicable securities exchange of such grant no later than the earlier to occur of (i) five (5) calendar days after entering into the agreement to issue the Award or (ii) the date of the public announcement of the Award.

SECTION 4. STOCK SUBJECT TO THE PLAN

4.1	Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 14, the maximum number of shares of Common Stock available for issuance under the Plan shall be 1,300,000 shares (the “Share Limit”).

4.2	Share Usage

Shares of Common Stock covered by an Award shall be counted as used at the time the Award is granted to a Participant. If any Award lapses, expires, terminates or is canceled (in whole or in part), the shares subject to such Award shall, to the extent of such lapsing, expiration, termination or cancellation, again be available for issuance under the Plan and shall be added back to the Share Limit. Any shares subject to an Award that are forfeited by a Participant or repurchased by the Company at a price no greater than the price paid by the Participant as a result of a Participant’s failure to vest in such Award so that such shares are returned to the Company will again be available for issuance under the Plan and shall be added back to the Share Limit. Notwithstanding anything to the contrary contained herein, the following shares shall not be added back to the Share Limit and will not be available for future grants of Awards: (i) shares of Common Stock subject to an Option or Stock Appreciation Right that are not delivered to a Participant because the Option or Stock Appreciation Right is exercised through a reduction of shares of Common Stock subject to such Award (i.e., “net exercised”) (including an appreciation distribution in respect of a Stock Appreciation Right that is paid in shares of Common Stock); (ii) shares of Common Stock subject to an Award that are surrendered by a Participant or not delivered to a Participant because such shares are withheld by the Company, in either case in satisfaction of the withholding of taxes incurred in connection with such Award; (iii) shares of Common Stock that are tendered to the Company (either by actual delivery or attestation) to pay the exercise price of any Option; or (iv) shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. The following items shall not be counted against the total number of shares available for issuance under the Plan: (x) the payment in cash of dividends or dividend equivalents; and (y) any Award that is settled in cash rather than by issuance of Common Stock. All shares issued under the Plan may be either authorized and unissued shares or treasury shares, or shares held in trust for issuance under the Plan. Notwithstanding the provisions of this Section 4.2, no shares shall again be available for future grants of Awards under the Plan pursuant to this Section 4.2 to the extent that such return of shares would cause the Plan to constitute a “formula plan” or constitute a “material revision” of the Plan subject to shareholder approval under the then-applicable rules of the New York Stock Exchange (or any other applicable exchange or quotation system).

SECTION 5. ELIGIBILITY

An Award may be granted to any Eligible Individual whom the Committee from time to time selects.

SECTION 6. AWARDS

6.1	Form and Grant of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone, in addition to or in tandem with any other type of Award. The provisions governing Awards need not be the same with respect to each recipient.

6.2	Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and are not inconsistent with the Plan or applicable law.

6.3	Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits to deferred stock unit equivalents. To the extent applicable, any such deferral shall either comply with, or be exempt from, the requirements of Section 409A of the Code.

SECTION 7. OPTIONS

7.1	Grant of Options

The Committee may grant Nonqualified Stock Options. Options shall vest and be fully exercisable as may be determined by the Committee; provided, that in no event shall Options vest and be fully exercisable at any time earlier than one year from the grant date except as may be specifically provided as a result of acceleration upon a Change in Control, Termination of Service or other event providing for accelerated vesting.

7.2	Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than the Fair Market Value of the Common Stock on the grant date.

7.3	Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be as established for that Option by the Committee but in no event shall any Option be exercisable more than ten (10) years after the grant date.

7.4	Exercise of Options

Subject to Section 7.1, the Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time. To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to the Company or its designee of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5	Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased, together with any amounts required to be withheld for tax purposes under Section 12 of this Plan. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may, in the discretion of the Committee, include:

(a) cash;

(b) check or wire transfer;

(c) tendering (either actually or by attestation) shares of Common Stock already owned by the Participant, provided that the shares have been held for the minimum period, if any, required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes or were not acquired from the Company as compensation;

(d) the withholding by the Company of shares of Common Stock issuable pursuant to the exercise of the Option;

(e) to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale proceeds to pay the Option exercise price; or

(f) such other consideration as the Committee may permit in its sole discretion.

7.6	Post-Termination Exercises

(a) The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.

(b) A Participant’s change in status from an employee to a consultant, board member, agent, advisor, independent contractor or other person who renders bona fide services to the Company or any Related Company shall not be considered a Termination of Service for purposes of this Section 7.

SECTION 8. STOCK APPRECIATION RIGHTS

8.1	Grant of Stock Appreciation Rights

The Committee may grant stock appreciation rights (“Stock Appreciation Rights” or “SARs”) to Eligible Individuals. Subject to the other provisions of this Section 8, SARs shall generally be subject to the same terms and conditions that are applicable to Options pursuant to Section 7 of the Plan. The grant price of a SAR shall be equal to the Fair Market Value of the Common Stock for the grant date. A SAR may be exercised upon such terms and conditions and for the term as the Committee may determine, in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a SAR shall be as established for that SAR by the Committee, but in no event shall such term exceed ten (10) years from the grant date.

8.2	Payment of SAR Amount

Upon the exercise of a SAR, a Participant shall, subject to the provisions of Section 12, be entitled to receive payment from the Company in an amount determined by multiplying: (a) the positive difference, if any, between the Fair Market Value of the Common Stock for the date of exercise over the grant price by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, in shares of Common Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

SECTION 9. RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DIVIDEND EQUIVALENTS

9.1	Grant of Restricted Stock and Restricted Stock Units

The Committee may grant Restricted Stock and Restricted Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals), as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

In no event shall an Award of Restricted Stock or Restricted Stock Units payable in shares vest sooner than one year after the grant date. Notwithstanding the foregoing, the Committee may accelerate the vesting of any Award of Restricted Stock or Restricted Stock Units in the event of a Participant’s Termination of Service, a Change in Control or other event providing for accelerated vesting.

9.2	Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Restricted Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Restricted Stock Units, as determined by the Committee, and subject to the provisions of Section 12, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant and (b) Restricted Stock Units shall be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee shall determine in its sole discretion.

9.3	Dividends and Distributions

Participants holding Awards may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. Such dividend equivalents shall be converted to cash or additional shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Committee. Notwithstanding anything herein to the contrary, in no event will dividends or dividend equivalents be paid during the vesting period with respect to unearned Awards. Dividends or dividend equivalents accrued on such shares or with respect to Awards shall become payable no earlier than the date the underlying Award vests. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Restricted Stock Units. Notwithstanding the foregoing, no dividend equivalents shall be payable with respect to Options or Stock Appreciation Rights.

9.4	Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Restricted Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 10. PERFORMANCE SHARES AND PERFORMANCE UNITS

10.1	Grant of Performance Shares

The Committee may grant Awards of performance shares (“Performance Shares”) and designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares, the length of the performance period and the other terms and conditions of each such Award. Each Award of Performance Shares shall, subject to the provisions of Section 12, entitle the Participant to a payment in the form of shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine, in its sole discretion. The Committee, in its discretion, may make a cash payment equal to the Fair Market Value of the Common Stock otherwise required to be issued to a Participant pursuant to an Award of Performance Shares.

10.2	Grant of Performance Units

The Committee may grant Awards of performance units (“Performance Units”) and designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall, subject to the provisions of Section 12, entitle the Participant to a payment in cash or shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding the satisfaction of any performance goals, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine, in its sole discretion. The Committee, in its discretion, may substitute actual shares of Common Stock for the cash payment otherwise required to be made to a Participant pursuant to Performance Unit.

SECTION 11. OTHER STOCK OR CASH-BASED AWARDS

In addition to the Awards described in Sections 7 through 10, and subject to the terms of the Plan, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

The Committee may grant such other Awards and designate the Participants to whom such Awards are to be awarded and determine the number of shares of Common Stock or the amount of cash payment subject to such Awards and the terms and conditions of each such Award. Such other Awards may, subject to the provisions of Section 12, entitle the Participant to a payment in cash or Common Stock upon the attainment of performance goals or such other terms and conditions specified by the Committee. Notwithstanding the satisfaction of any performance goals, the amount to be paid under such other Award may be adjusted on the basis of such further consideration as the Committee shall determine, in its sole discretion.

SECTION 12. WITHHOLDING

12.1	Payment of Taxes

The Company may require the Participant to pay to the Company the amount of any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

12.2	Form of Payment

The Committee may permit or require a Participant to satisfy all or part of his or her tax withholding obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock) pursuant to the Award, having a Fair Market Value equal to the tax withholding obligations, (d) surrendering a number of shares of Common Stock the Participant already owns, having a Fair Market Value equal to the tax withholding obligations, or (e) entering into such other arrangement as is acceptable to the Committee in its discretion. The value of any shares withheld or surrendered may not exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America) and, to the extent such shares were acquired by the Participant from the Company as compensation, the shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes; provided, that, such shares shall be rounded up to the nearest whole share of Common Stock to the extent rounding up to the nearest whole share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America.

SECTION 13. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent a Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award; provided, however, that (a) any Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the instrument evidencing the Award and (b) no Award may be sold or otherwise transferred by the Participant for consideration. Notwithstanding any other provision hereof, the Committee or its delegate may honor a domestic relations order that requires transfer of an Award in connection with a Participant’s divorce.

SECTION 14. ADJUSTMENTS

14.1	Adjustment of Shares

(a) In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (i) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (ii) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (A) the maximum number and kind of securities available for issuance under the Plan; and (B) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor.

(b) The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

(c) Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Change in Control shall not be governed by this Section 14.1 but shall be governed by Sections 14.2 and 14.3, respectively.

14.2	Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Options and Restricted Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

14.3	Change in Control

(a) In the event of a Change in Control, except as otherwise provided in the instrument evidencing an Option or in any other written agreement between a Participant and the Company or a Related Company, the Board of Directors or Committee may provide that (i) each outstanding Option shall terminate; provided, that immediately prior to any such Change in Control, the vesting of all Options held by a Participant shall accelerate and the Participant shall have the right to exercise his or her Options in whole or in part whether or not the vesting requirements set forth in the instrument evidencing the Option have been satisfied; (ii) a Participant’s outstanding Options shall terminate upon consummation of such Change in Control and that each such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (a) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable) exceeds (b) the aggregate exercise price for such Options; or (iii) outstanding Options shall be assumed or that an equivalent option or right shall be substituted by a Successor Company, in which case the amount and price of such assumed or substituted options shall be determined by adjusting the amount and price of the Options in the same proportion as used for determining the number of shares of stock of the Successor Company the holders of shares of Common Stock receive in such Change in Control, and the vesting schedule set forth in the instrument evidencing the Option shall continue to apply to the assumed or substituted options.

(b) In the event of a Change in Control, except as otherwise provided in the instrument evidencing the Award or in any other written agreement between a Participant and the Company or a Related Company, the Board of Directors or Committee may provide that either: (i) the outstanding Restricted Stock or Restricted Stock Unit Awards will continue, or be assumed or replaced with an equivalent award by a Successor Company, which continuation, assumption or replacement will be binding on the Participant holding such Awards; (ii) the outstanding Restricted Stock or Restricted Stock Unit Awards shall terminate upon consummation of such Change in Control and that each such Participant shall receive, in exchange therefor, a cash payment equal to the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Awards; or (iii) if the outstanding Restricted Stock or Restricted Stock Unit Awards are not continued, assumed or replaced, then the restrictions on such Awards shall lapse and be removed and the Awards shall be deemed to have vested immediately prior to the Change in Control. If the outstanding Restricted Stock or Restricted Stock Unit Awards are to be assumed or substituted by a Successor Company without acceleration upon the occurrence of a Change in Control, the terms and conditions of the foregoing Awards shall continue with respect to shares of the Successor Company that may be issued in exchange or upon settlement of such Awards, and the number of shares subject to such assumed or substituted restricted stock or restricted stock awards shall be adjusted in the same manner as provided in Section 14.3(a) for Options.

14.4	Further Adjustment of Awards

Subject to Sections 14.2 and 14.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or Change in Control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

14.5	Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.6	No Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

14.7	Limitation on Certain Adjustments

Unless otherwise determined by the Committee, no adjustment or action described in this Section 14 or in any other provision of the Plan shall be authorized to the extent it would (a) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (b) cause an Award to fail to be exempt from or comply with Section 409A of the Code.

SECTION 15. AMENDMENT AND TERMINATION

15.1	Amendment, Suspension or Termination of the Plan

(a) Except as otherwise provided in Section 15.1(b), the Board or the Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be obtained for any amendment to the Plan.

(b) Notwithstanding Section 15.1(a), the Board or the Committee may not, except as provided in Section 15, take any action prohibited under Section 15.4 without approval of the Company’s shareholders within twelve (12) months before or after such action.

15.2	Effective Date and Term of the Plan

(a) The Plan shall become effective immediately prior to the consummation of the transactions contemplated by that certain Agreement and Plan of Merger entered into as of October 27, 2020 by and among the Company, 51 Steps, Inc., and Topgolf International, Inc., pursuant to which the Company will cause 51 Steps, Inc. to merge with and into Topgolf International, Inc., with Topgolf International, Inc. continuing as the surviving entity and a wholly-owned subsidiary of the Company (the “Effective Date”) and will remain in effect until the tenth anniversary of the Effective Date.

(b) After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

15.3	Consent of Participant

Except as provided in Section 14 and Section 16.5, the amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Notwithstanding the foregoing, any adjustments made pursuant to Sections 14.1 through 14.4 shall not require a Participant’s consent.

15.4	Prohibition on Repricing

Subject to Section 14 hereof, neither the Board nor the Committee shall, without the approval of the shareholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying shares. Subject to Section 14 hereof, the Committee shall have the authority, without the approval of the shareholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

SECTION 16. GENERAL

16.1	No Individual Rights

(a) No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

(b) Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other service relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or service at any time, with or without cause.

16.2	Issuance of Shares

(a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

(b) The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.

(c) To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

(d) No fractional shares shall be issued and the Committee, in its sole discretion, shall determine whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

16.3	Indemnification

(a) Each person who is or shall have been a member of the Board or the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

(b) The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

16.4	No Rights as a Shareholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment agreement, no Option or Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

16.5	Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

Unless otherwise expressly provided in an Award agreement, the Plan and any Award granted under the Plan will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted under the Plan exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Committee determines that any Award granted under the Plan is not exempt from and is therefore subject to Section 409A of the Code, the agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an agreement evidencing an Award is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the agreement evidencing such Award. Notwithstanding anything to the contrary in the Plan (unless the Award agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date this six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

16.6	Participants in Other Countries

The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Related Company may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries, to comply with applicable foreign laws and to meet the objectives of the Plan.

16.7	No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

16.8	Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

16.9	Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

16.10	Choice of Law

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law.

16.11	Claw-Back Provisions

All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares underlying the Award) shall be subject to the applicable provisions of any claw-back policy implemented by the Company, whether implemented prior to or after the grant of such Award, including without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award agreement.

16.11	Paperless Administration

In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response system, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such a system.

SECTION 17. SHAREHOLDER APPROVAL

It is expressly intended that approval of the Company’s shareholders not be required as a condition of the effectiveness of the Plan, and the Plan’s provisions shall be interpreted in a manner consistent with such intent for all purposes. Specifically, (a) New York Stock Exchange Rule 303A.08 generally requires shareholder approval for equity-compensation plans adopted by companies whose securities are listed on the New York Stock Exchange, and (b) Nasdaq Stock Market Rule 5635(c) generally requires shareholder approval for stock option plans or other equity compensation arrangements adopted by companies whose securities are listed on the Nasdaq Stock Market pursuant to which stock awards or stock may be acquired by officers, directors, employees or consultants of such companies. New York Stock Exchange Rule 303A.08 and Nasdaq Stock Market Rule 5635(c)(4) each provides an exemption in certain circumstances for “employment inducement” awards (within the meaning of New York Stock Exchange Rule 303A.08 and Nasdaq Stock Market Rule 5635(c)(4)). Notwithstanding anything to the contrary herein, (w) if the Company’s securities are traded on the New York Stock Exchange, then Awards under the Plan may only be made to employees who are being hired by the Company or a Related Company, or being rehired following a bona fide period of interruption of employment by the Company or a Related Company and (x) if the Company’s securities are traded on the Nasdaq Stock Market, then Awards under the Plan may only be made to employees who have not previously been an employee or director of the Company or a Related Company, or following a bona fide period of non-employment by the Company or a Related Company, in each case as an inducement material to the employee’s entering into employment with the Company or a Related Company. Awards under the Plan will be approved by (y) the Committee, which shall be comprised solely of Independent Directors, or (z) a majority of the Company’s Independent Directors. Accordingly, pursuant to New York Stock Exchange Rule 303A.08 and Nasdaq Stock Market Rule 5635(c)(4), the issuance of Awards and the shares of Common Stock issuable upon exercise or vesting of such Awards pursuant to the Plan are not subject to the approval of the Company’s shareholders.